Exhibit 99.3



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                           FORD MOTOR CREDIT COMPANY
                                    Seller



                  [FORD CREDIT AUTO RECEIVABLES CORPORATION]
                      [FORD CREDIT AUTO RECEIVABLES LLC]
                                     Buyer




                      -----------------------------------

                             RECEIVABLES PURCHASE
                                   AGREEMENT

                         Dated as of [______ __, 200_]

                      -----------------------------------






                 FORD CREDIT FLOORPLAN MASTER OWNER TRUST [__]





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                               Table of Contents

                                                                          Page
                                                                          ----

                                   ARTICLE I
                                  DEFINITIONS

    Section 1.01.   Definitions............................................  1
    Section 1.02.   Other Definitional Provisions.......................... 13

                             ARTICLE II
                         SALE OF RECEIVABLES

    Section 2.01.   Sale of Receivables.................................... 13
    Section 2.02.   Representations and Warranties of Seller Relating
                    to Itself and This Agreement........................... 16
    Section 2.03.   Representations and Warranties of Seller Relating
                    to Receivables and Accounts............................ 18
    Section 2.04.   Covenants of Seller.................................... 20
    Section 2.05.   Designation of Additional Accounts..................... 21
    Section 2.06.   Addition of Interests in Other Floorplan Assets........ 22

                             ARTICLE III
             ADMINISTRATION AND SERVICING OF RECEIVABLES

    Section 3.01.   Acceptance of Appointment and Other Matters Relating
                    to Servicer............................................ 22
    Section 3.02.   Servicing Compensation................................. 23

                             ARTICLE IV
                  OTHER MATTERS RELATING TO SELLER

    Section 4.01.   Merger or Consolidation of, or Assumption,
                    of Obligations of Seller............................... 23
    Section 4.02.   Seller Indemnification of Buyer........................ 24

                              ARTICLE V
                             TERMINATION

    Section 5.01.   Termination of Agreement............................... 24

                             ARTICLE VI
                      INTERCREDITOR PROVISIONS

    Section 6.01.   Nonfloorplan Agreements Between Seller and Dealer...... 25

                             ARTICLE VII
                      MISCELLANEOUS PROVISIONS

    Section 7.01.   Amendment.............................................. 26
    Section 7.02.   Protection of Right, Title and Interest to Receivables. 27
    Section 7.03.   Limited Recourse....................................... 28
    Section 7.04.   No Petition............................................ 28
    Section 7.05.   Governing Law.......................................... 28
    Section 7.06.   Notices................................................ 28
    Section 7.07.   Severability of Provisions............................. 28
    Section 7.08.   Assignment............................................. 29
    Section 7.09.   Further Assurances..................................... 29
    Section 7.10.   No Waiver; Cumulative Remedies......................... 29
    Section 7.11.   Counterparts........................................... 29
    Section 7.12.   Third-Party Beneficiaries.............................. 29
    Section 7.13.   Merger and Integration................................. 30
    Section 7.14.   Headings............................................... 30

     RECEIVABLE PURCHASE AGREEMENT, dated as of [______ __, 200_], by and between FORD MOTOR CREDIT COMPANY, a Delaware corporation, as Seller, and [FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation] [FORD CREDIT AUTO RECEIVABLES LLC, a Delaware limited liability company], as Buyer.

                                   RECITALS

     A. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Receivables arising from time to time in connection with the Accounts designated hereunder.

     B. Pursuant to the Transfer and Servicing Agreement, the Buyer has agreed to transfer to the Issuer all such Receivables purchased by the Buyer hereunder.

     C. [Pursuant to a transfer and servicing agreement among [FCAR LLC] [FCAR Corp], the Issuer and the Servicer, [FCAR LLC] [FCAR Corp] has also agreed to transfer to the Issuer all the receivables that have been purchased by [FCAR LLC] [FCAR Corp] under a separate receivables purchase agreement between it and the Seller.]

     D. Pursuant to the Indenture and the Indenture Supplements, the Issuer will issue from time to time Notes secured by the Receivables.

     In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                            STATEMENT OF AGREEMENT

                                  ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions.

     Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     "Account" means, as of any date of determination, each Initial Account and, from and after the related Addition Date, each Additional Account.

     "Account Schedule" means the Initial Account Schedule, as the same may be from time to time supplemented by the Additional Account Schedules, or otherwise modified.

     "Addition Date" has the meaning specified in Section 2.05(a).

     "Addition Notice" has the meaning specified in Section 2.05(a).

     "Additional Account" means a floorplan financing account established with a Dealer pursuant to a Floorplan Financing Agreement that is designated pursuant to Section 2.05 and is identified in the applicable Additional Account Schedule.

     "Additional Account Schedule" has the meaning specified in Section 2.01(e)(iii).

     "Additional Cut-Off Date" means, with respect to Additional Accounts, the day specified in the Addition Notice delivered with respect to such Additional Accounts pursuant to Section 2.05(a).

     "Adjustment Fees" means the amounts payable by Ford to Ford Credit in respect of the Ford's assignment to Ford Credit under the Sale and Assignment Agreement of Ford's right to receive amounts payable by a Dealer from time to time in respect of such Dealer's purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement.

     "Adjustment Payment" has the meaning specified in Section 3.09(a) of the Transfer and Servicing Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Receivables Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Amortization Event" has the meaning specified in the Indenture.

     "Asset Supplement" means a supplement to this Agreement entered into by the parties hereto pursuant to Section 2.07 in connection with the sale of interests in Other Floorplan Assets to the Buyer.

     "Assignment" has the meaning specified in Section 2.05(b).

     "Business Day" means (a) any day other than (i) a Saturday or a Sunday or
(ii) another day on which banking institutions or trust companies in the State of Michigan or the State of New York are authorized or obligated by law, executive order or governmental decree to be closed and (b) any day specified in an Indenture Supplement as a "Business Day."

     "Buyer" means [FCAR Corp] [FCAR LLC] as buyer hereunder.

     "Closing Date" has, with respect to any Series, the meaning specified in the related Indenture Supplement.

     "Collections" means, without duplication, all payments received by the Seller or the Servicer in respect of the Receivables or, if applicable, interests in Other Floorplan Assets, in the form of cash, checks, wire transfers or any other form of payment.

     "Collection Account" has the meaning specified in the Indenture.

     "Collection Period" means, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month.

     "Common Collateral" has the meaning specified in Section 6.01(a).

     "Common Vehicle Collateral" has the meaning specified in Section 6.01(a).

     "Common Non-Vehicle Collateral" has the meaning specified in Section
6.01(a).

     "Cut-Off Date" means [______ __, 200_].

     "Dealer" means a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

     "Defaulted Receivable" means each Receivable that on any date of determination has been charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual procedures for servicing dealer floorplan receivables that are comparable to the Receivables.

     ["Designated Jurisdictions" means the following states (and the District of Columbia): Alabama, Arkansas, Connecticut, Delaware, District of Columbia, Florida, Georgia, Indiana, Iowa, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont, Virginia and West Virginia. Subject to the satisfaction of the Rating Agency Condition, FCAR LLC may amend the definition of "Designated Jurisdictions" without the prior consent of the Noteholders or any Series Enhancers.]

     ["Designated Jurisdictions" means the following states: Alaska, Arizona, California, Colorado, Hawaii, Idaho, Illinois, Kansas, Minnesota, Montana, Nebraska, Nevada, New Mexico, North Dakota, Oklahoma, Oregon, South Dakota, Texas, Utah, Washington, Wisconsin and Wyoming. Subject to the satisfaction of the Rating Agency Condition, FCAR Corp may amend the definition of "Designated Jurisdictions" without the prior consent of the Noteholders or any Series Enhancers.]

     "Determination Date" means, with respect to any Distribution Date, the day that is two Business Days before such Distribution Date.

     "Distribution Date" means, with respect to any Series, the date specified in the related Indenture Supplement.

     "Eligible Account" means each individual floorplan financing account established with a Dealer pursuant to a Floorplan Financing Agreement in the ordinary course of business that, as of the date of determination with respect thereto:

          (a) is in existence and maintained and serviced by or on behalf of the Seller;

          (b) is in favor of a Dealer whose principal place of business is located in one of the Designated Jurisdictions;

          (c) is in favor of a Dealer in which Ford or any Affiliate of Ford does not have an equity investment exceeding 5% as determined by the Servicer on a quarterly basis, beginning on [__________];

          (d) is in favor of a Dealer that has not been classified by the Servicer as "status" (or comparable classification) under the Floorplan Financing Guidelines by reason of the Dealer's failure to make any principal or interest payment when due under the related Floorplan Financing Agreement or by reason of the occurrence of the bankruptcy, insolvency, receivership, liquidation or other similar events relating to the Dealer; and

          (e) is an Account in respect of which no material amounts have been charged off as uncollectible at any time within the previous two years.

     "Eligible Receivable" means each Receivable that:

          (a) was originated or acquired by the Seller in the ordinary course of business;

          (b) is secured by a perfected first priority interest in the related Vehicle;

          (c) is the subject of a valid sale and assignment from the Seller to the Buyer of all the Seller's rights and interest in such Receivable, including (i) all Related Security, (ii) all related rights under, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement and the Floorplan Financing Agreement and (iii) all related proceeds;

          (d) is created in compliance with all requirements of applicable law and pursuant to, as applicable, the Sales and Service Agreement, the Sale and Assignment Agreement or the Floorplan Financing Agreement;

          (e) as to which Ford and Ford Credit, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with (i) the creation of the Receivable, the sale of the Receivable to the Buyer, the transfer of the Receivable to the Issuer and the pledge of the Receivable to the Indenture Trustee and (ii) if applicable, Ford's performance of the related Sales and Service Agreement, Ford's performance of the related Sale and Assignment Agreement and/or Ford Credit's performance of the related Floorplan Financing Agreement;

          (f) as to which the Buyer and the Issuer will at all times have good and marketable title, free and clear of all Liens arising before the transfer to the Issuer or arising at any time, other than Liens permitted under this Agreement;

          (g) except for any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against such Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

          (h) as to any Adjustment Fees payable by Ford, will at all times be the legal and assignable payment obligation of Ford, enforceable against Ford in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

          (i) is not subject to any right of rescission, setoff or any other defense of the related Dealer or Ford, as applicable, including defenses arising out of violations of usury laws;

          (j) as to which Ford, Ford Credit and the Buyer, as applicable, have satisfied in all material respects all of their obligations required to be satisfied by them;

          (k) as to which none of Ford, Ford Credit or the Buyer, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable; and

          (l) constitutes either a "general intangible," an "account," a "payment intangible" or "chattel paper," each as defined in Article 9 of the UCC in effect in the applicable jurisdiction.

     ["FCAR Corp" means Ford Credit Auto Receivables Corporation, a Delaware corporation, and its successors.]

     ["FCAR LLC" means Ford Credit Auto Receivables LLC, a Delaware limited liability company, and its successors.]

     "Fleet Receivables" means all amounts shown on the Servicer's records as amounts payable by any Dealer designated by the Seller as a "fleet dealer" in respect of advances made by the Seller to such Dealer or advances made by Ford or other originator of such receivable to such Dealer and purchased by the Seller.

     "Floorplan Financing Agreement" means, collectively, the group of related agreements between and among the Seller (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by the Seller from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance New Vehicles and/or Used Vehicles manufactured or distributed by such Manufacturer, (b) the Seller has a security interest in the specific Vehicles financed by the Seller, certain other Vehicles, certain other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the Seller at the time of Vehicle sale or lease and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

     "Floorplan Financing Guidelines" means the written policies and procedures of Ford Credit, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining the interest rate charged to Dealers, the other terms and conditions relating to Ford Credit's floorplan financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the cash management accounts maintained by Ford Credit on behalf of Dealers.

     "Ford" means Ford Motor Company, a Delaware corporation, and its successors.

     "Ford Credit" means Ford Motor Credit Company, a Delaware corporation, and its successors.

     "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indenture" means the Indenture, dated as of [____________], 200[_], between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Indenture Supplement" has the meaning specified in the Indenture.

     "Indenture Trustee" means [Indenture Trustee], in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

     "Ineligible Account" means, as of any date of determination, each Account that is not an Eligible Account on such date.

     "Ineligible Receivable" means, as of any date of determination, each Receivable that is not an Eligible Receivable on such date.

     "Initial Account" means a floorplan financing account established with a Dealer pursuant to a Floorplan Financing Agreement that is identified in the Initial Account Schedule.

     "Initial Account Schedule" has the meaning specified in Section
2.01(e)(ii).

     "Insolvency Event" has the meaning specified in the Indenture.

     "Issuer" means Ford Credit Floorplan Master Owner Trust [__], the corpus of which consists of the Trust Assets.

     "Insurance Proceeds" has the meaning specified in the Transfer and Servicing Agreement.

     "Interest Receivables" means, in connection with an Account:

          (a) all amounts billed and payable by the related Dealer under the Receivables in such Account pursuant to the related Floorplan Financing Agreement between such Dealer and Ford Credit in respect of (i) interest and (ii) other non-principal and non-interest charges, including flat charges established by Ford Credit from time to time to cover miscellaneous costs; and

          (b) all Adjustment Fees described in clause (b) of the definition of "Receivable."

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

     "Manufacturer" means, with respect to any Receivable, the manufacturer or distributor of the Vehicle related to such Receivable.

     "Net Adjusted Pool Balance" has the meaning specified in the Indenture.

     "New Vehicle" means any Vehicle that is (i) a currently untitled Vehicle or (ii) a previously titled Vehicle purchased by a Dealer at a closed auction conducted by Ford or (iii) a Vehicle previously subject to a retail lease under one of Ford Credit's retail lease programs that a Dealer has acquired pursuant to the Dealer's purchase option relating to such lease.

     "Nonfloorplan Agreement" has the meaning specified in Section 6.01(a).

     "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Bearer Note or Coupon, as the case may be, or such other Person deemed to be a "Noteholder" or "Holder" in the related Indenture Supplement.

     "Notes" means the Asset Backed Notes issued by the Issuer pursuant to the Indenture and the Indenture Supplements.

     "Notice Date" has the meaning specified in Section 2.05(a).

     "Officer's Certificate" means (a) with respect to any corporation, unless otherwise specified in this Agreement, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of such corporation and (b) with respect to any limited liability company, unless otherwise specified in this Agreement, a certificate signed by any Manager, the President, any Vice President, Treasuer, Assistant Treasurer, Secretary or Assistant Secretary of such limited liability company.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

     "Other Floorplan Assets" means, collectively, any Pooled Participation Receivables, Purchased Participation Receivables, Syndicated Receivables or Third-Party Financed In-Transit Receivables.

     "Owner Trustee" means [Owner Trustee], a Delaware banking corporation, in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

     "Person" means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Pooled Participation Receivables" means receivables that are originated by Ford Credit under Floorplan Financing Agreements and transferred by Ford Credit, directly or indirectly, into a pool of assets existing outside of the Issuer, in which such pool Ford Credit owns an undivided participation interest issued under agreements similar to the Transaction Documents.

     "Principal Receivables" means, in connection with an Account, the amounts shown on the Servicer's records as Receivables (other than amounts representing Interest Receivables) that are payable by the related Dealer under (a) the related Sales and Service Agreement that have been assigned by Ford to Ford Credit pursuant to the Sale and Assignment Agreement and (b) the related Floorplan Financing Agreement.

     "Purchased Participation Receivables" means receivables originated by a third party under a dealer floorplan financing agreement owned by such third party, which receivables are participated to Ford Credit pursuant to a participation or similar agreement between such third party and Ford Credit.

     "Rating Agency" means, with respect to any outstanding Series or Class, each statistical rating agency selected by the Transferor to rate the Notes of such Series or Class, unless otherwise specified in the related Indenture Supplement.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class rated by such Rating Agency.

     "Receivable" means, in connection with an Account, all amounts shown on the Servicer's records as:

          (a) amounts payable by the related Dealer in respect of such Dealer's purchase of a New Vehicle manufactured or distributed by Ford pursuant to the related Sales and Service Agreement, but only if the payment of such amounts upon delivery of such New Vehicle to such Dealer will be financed by Ford Credit pursuant to the Floorplan Financing Agreement establishing such Account;

          (b) Adjustment Fees payable by Ford to Ford Credit in respect of the amounts payable, as described in clause (a) above, that have been purchased by Ford Credit from Ford pursuant to the Sale and Assignment Agreement; and

          (c) amounts payable by the related Dealer in respect of an advance made by the Seller to finance such Dealer's purchase of a Vehicle under the related Floorplan Financing Agreement;

together with, in the case of each of clauses (a), (b) and (c) above, the group of agreements and other writings evidencing such amounts and the security interest created in connection therewith. A Receivable that becomes a Defaulted Receivable will not be shown on the Servicer's records as amounts payable (and will cease to be included as a Receivable) on the day on which it becomes a Defaulted Receivable. Additionally, notwithstanding anything to the contrary in this Agreement, the term "Receivable" excludes any Fleet Receivables and any amounts shown on the Servicer's records with respect to an Account that do not relate to a Vehicle.

     "Recoveries" means, with respect to any Determination Date, all amounts received, including Insurance Proceeds, by the Servicer during the Collection Period immediately preceding such Determination Date with respect to Defaulted Receivables or, if applicable, interests in Other Floorplan Assets that have defaulted.

     "Related Security" means, with respect to any Receivable, (a) the security interest granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, certain parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of such Receivable and
(b) in the case of a Receivable described in clause (a) of the definition of "Receivable," all of the Seller's rights, remedies, powers and privileges with respect to such Receivable under the Sale and Assignment Agreement.

     "Repurchase Price" means, with respect to any Receivable for any date on which such Receivable is to be repurchased pursuant to Section 2.03(c), an amount equal to the sum of (a) the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of such date and (b) without duplication, if applicable, (i) the Adjustment Payment with respect thereto or (ii) all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

     "Required Pool Balance" has the meaning specified in the Indenture.

     "Requirements of Law" for any Person means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

     "Sale and Assignment Agreement" means the Amended and Restated Sale and Assignment Agreement, dated as of [_________, 2001], between Ford and Ford Credit pursuant to which (a) Ford assigns to Ford Credit the right to receive amounts payable by a Dealer to Ford from time to time in respect of such Dealer's purchase of New Vehicles manufactured or distributed by Ford pursuant to the related Sales and Service Agreement, (b) Ford agrees to pay Ford Credit the related Adjustment Fees in respect of such assignment and (c) Ford assigns to Ford Credit the security interest granted to Ford by such Dealer in such New Vehicles, as the same may be amended, supplemented or otherwise modified from time to time.

     "Sales and Service Agreement" means each Sales and Service Agreement, together with any related Vehicle Terms of Sale Bulletin, between a Dealer and Ford pursuant to which, among other things, such Dealer purchases from time to time Vehicles from Ford and, in the case of New Vehicles, (a) such Dealer agrees to pay for such purchases upon the later to occur of (i) the date of delivery of such New Vehicles to such Dealer and (ii) the date on which the invoice price for any such New Vehicle is finalized (not to exceed 30 days following delivery) and (b) such Dealer grants to Ford a security interest in the specific New Vehicles purchased, but not yet paid for, by such Dealer, as the same may be amended, supplemented or otherwise modified from time to time.

     "Seller" means Ford Credit as seller hereunder.

     "Series" means any series of Notes issued pursuant to the Indenture and the related Indenture Supplement.

     "Series Account" means any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in the related Indenture Supplement.

     "Series Cut-Off Date" has, with respect to any Series, the meaning specified in the related Indenture Supplement.

     "Series Enhancements" has the meaning specified in the Indenture.

     "Series Enhancer" has the meaning specified in the Indenture.

     "Servicer" means, initially, Ford Credit, in its capacity as servicer under this Agreement and, after any Servicing Transfer, the Successor Servicer.

     "Servicing Fee" has the meaning specified in Section 3.02(a) of the Transfer and Servicing Agreement.

     "Successor Servicer" has the meaning specified in Section 6.02(a) of the Transfer and Servicing Agreement.

     "Syndicated Receivables" means receivables that are originated by Ford Credit under a syndicated floorplan financing arrangement between a Dealer and a group of lenders, one of which is Ford Credit.

     "Third-Party Financed In-Transit Receivables" means receivables representing the payment obligations of Dealers arising from their purchases of New Vehicles of which Ford is the Manufacturer and for which Ford Credit will not be such Dealers' finance source.

     "Transaction Documents" has the meaning specified in the Indenture.

     "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of [_______ __, 200_], among the Transferor, the Servicer and the Issuer, as the same may be amended, supplemented or otherwise modified from time to time.

     "Transfer Date" has the meaning specified in Section 2.01(a).

     "Transferor" means [FCAR Corp] [FCAR LLC] and its successors and assigns permitted under the Transfer and Servicing Agreement.

     "Transferor Interest" has the meaning specified in the Indenture.

     "Trust Agreement" means the Trust Agreement relating to the Issuer, dated as of [______ __, 200_], among [FCAR Corp] [, FCAR LLC] and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     "Trust Assets" has the meaning specified in the Indenture.

     "Trust Termination Date" has the meaning specified in the Trust
Agreement.

     "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     "Used Vehicle" means any Vehicle other than a New Vehicle.

     "Vehicle" means an automobile or light-duty truck.

     "Vice President" when used with respect to the Servicer means any vice president whether or not designated by a number or word or words added before or after the title "vice president."

     Section 1.02. Other Definitional Provisions.

     (a) All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, the Trust Agreement, the Indenture or, with respect to any Series, the related Indenture Supplement, as applicable.

     (b) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document will control.

     (d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

     (e) Unless otherwise specified, references to any dollar amount on any particular date mean such amount at the close of business on such day.

     (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

                                  ARTICLE II

                              SALE OF RECEIVABLES

     Section 2.01. Sale of Receivables.

     (a)  By execution of this Agreement, the Seller does hereby:

          (i) on the first Closing Date, sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Initial Account and all Related Security with respect thereto owned by the Seller at the close of business on the Cut-Off Date and (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof;

          (ii) on the applicable Addition Date, sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Additional Account and all Related Security with respect thereto owned by the Seller at the close of business on the applicable Additional Cut-Off Date and (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof; and

          (iii) on each Business Day occurring before the earlier of (x) the occurrence of a Trust Amortization Event specified in Section 5.01(ii) of the Indenture or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts (each such Business Day being a "Transfer Date"), sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer (A) all of its right, title and interest in, to and under such Receivable and all Related Security with respect thereto owned by the Seller at the close of business on the applicable Transfer Date and not previously sold to the Buyer pursuant hereto and (B) all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof.

     (b) The foregoing sale, transfer, assignment, set-over and conveyance, and any subsequent sales, transfers, assignments, set-overs and conveyances of additional assets (including interests in any Other Floorplan Assets), do not constitute, and are not intended to result in, the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, Ford or any other Person in connection with the Accounts, the related Receivables, the Other Floorplan Assets or under any agreement or instrument relating thereto, including any obligation to any Dealers or Ford. The foregoing sales, transfers, assignments, set-overs and conveyances are not sales, transfers, assignments, set-overs and conveyances of the Accounts; they are sales, transfers, assignments, set-overs and conveyances of the Receivables arising in connection therewith.

     (c) In connection with such sales, the Seller will record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) naming the Seller as "seller" and the Buyer as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of chattel paper, payment intangibles, general intangibles or accounts (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or before the first Closing Date, in the case of the Initial Accounts, and (if any additional filing is necessary) the applicable Addition Date, in the case of Additional Accounts. The Buyer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under applicable law in connection with such sales.

     (d) The Seller and the Buyer intend that all transfers of Receivables under this Agreement constitute sales of the Receivables and not transfers for security for a loan. However, if the transfers of the Receivables hereunder were to be characterized as transfers for security and not as sales, then (i) the Seller will have granted, and hereby grants, to the Buyer a security interest in each Receivable, the Related Security and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof and (ii) this Agreement constitutes a security agreement.

     (e) In connection with such sales, at its own expense, on or before the first Closing Date, in the case of the Initial Accounts, and on or before the applicable Addition Date, in the case of Additional Accounts, the Seller will:

          (i) indicate in its computer files that the Receivables arising in connection with the Accounts and the Related Security: (A) have been sold or assigned, as the case may be, to the Buyer pursuant to this Agreement, then (B) transferred by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers pursuant to the Indenture;

          (ii) in the case of the Initial Accounts, deliver to the Buyer a computer file or written list of such Initial Accounts specifying the identity of such Initial Accounts and the Principal Receivables arising in connection therewith as of the Cut-Off Date (such file or list, the "Initial Account Schedule"); and

          (iii) in the case of Additional Accounts, deliver to the Buyer a computer file or written list of such Additional Accounts specifying the identity of such Additional Accounts and the Principal Receivables arising in connection therewith as of the Additional Cut-Off Date (such file or list, an "Additional Account Schedule").

The Account Schedule as amended, supplemented or otherwise modified from time to time will be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

     (f) In consideration for the sale of $[________] of the Receivables, together with the Related Security, sold to the Buyer on the first Closing Date, the Buyer will pay to the Seller cash and other valuable consideration. The purchase price for the Receivables sold pursuant to this Agreement will be a price agreed to by the Buyer and the Seller at the time of acquisition by the Buyer. The purchase price will not be materially less favorable than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of such Receivables, the Seller's cost of originating such Receivables and a reasonable return on such costs, and other pertinent factors; provided that such consideration will in any event not be less than reasonably equivalent value therefor.

     Section 2.02. Representations and Warranties of Seller Relating to Itself and This Agreement.

     (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer as of each Closing Date (unless another date is specified below) that:

          (i) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

          (ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

          (iv) No Conflict. The Seller's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

          (v) No Violation. The Seller's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

          (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's income, single business or franchise tax systems.

          (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

          (viii) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (ix)  Account Schedule. As of the Cut-Off Date, the Initial Account
     Schedule is an accurate and complete listing in all material respects of all the Initial Accounts and the information contained therein with respect to the identity of such Initial Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects. As of the applicable Additional Cut-Off Date, the Additional Account Schedule is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects.

          (x) Valid Sale. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Related Security and the proceeds thereof and, upon the filing of the financing statements described in Section 2.01 and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in such property. Except as otherwise provided in the Transfer and Servicing Agreement or the Indenture, neither the Seller nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

     (b)  Notice of Breach. The representations and warranties set forth in
Section 2.02(a) will survive the sale and assignment of the Receivables and Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other party.

     (c) Repurchase upon Breach. If a breach of any of the representations and warranties set forth in Section 2.02(a) results in the Buyer's obligation to accept reassignment pursuant to Section 2.03(c) of the Transfer and Servicing Agreement of all the Receivables that it transferred to the Issuer, then the Seller will repurchase all such Receivables. In such event, the Seller will repurchase such Receivables on the Business Day immediately preceding the Distribution Date on which the Buyer is required to accept reassignment of such Receivables pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivables by making a payment to the Buyer, in immediately available funds, an amount not less than the purchase price for such Receivables as specified in the Transfer and Servicing Agreement. Upon payment of such purchase price and reassignment of such Receivables to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivables, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivables. The Seller's obligation to repurchase the Receivables pursuant to this Section 2.02(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.02(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

     Section 2.03. Representations and Warranties of Seller Relating to Receivables and Accounts.

     (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer that:

          (i) As of the first Closing Date, the Addition Date or the Transfer Date, as the case may be, each Receivable and its Related Security sold by it to the Buyer on such date, are being sold free and clear of any Lien, and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the sale of such Receivable and Related Security on such date have been duly obtained, effected or given and are in full force and effect.

          (ii) (A) Each Initial Account is an Eligible Account as of the Cut-Off Date and (B) each Additional Account is an Eligible Account as of the applicable Additional Cut-Off Date and (C) each Account is an Eligible Account as of each Series Cut-Off Date.

          (iii) As of the first Closing Date, the Addition Date or the Transfer Date, as the case may be, each Receivable sold by the Seller to the Buyer on such date, is an Eligible Receivable.

     (b)  Notice of Breach. The representations and warranties set forth in
Section 2.03(a) survive the sale and assignment of the Receivables and the Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other party.

     (c) Repurchase upon Breach. If any of the representations and warranties set forth in Section 2.03(a) is not true and correct as of the date specified therein with respect to a Receivable and, in connection therewith, the Buyer is obligated to accept reassignment pursuant to Section 2.04(c) of the Transfer and Servicing Agreement of such Receivable, then the Seller will repurchase such Receivable. In such event, the Seller will pay an amount not less than the Repurchase Price for the repurchase of such Receivable on the Business Day immediately preceding the Determination Date on which the Buyer is required to accept reassignment pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivable by making a payment to the Buyer, in immediately available funds, in an amount equal to the Repurchase Price for such Receivable. Upon payment of such purchase price and reassignment of such Receivables to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivable, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivable. The Seller's obligation to repurchase a Receivable or all the Receivables with respect to an Account pursuant to this
Section 2.03(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.03(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

     Section 2.04.  Covenants of Seller.

     The Seller hereby covenants that:

          (i) No Liens. Except for the conveyances hereunder or as provided in the Transaction Documents, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable or any Related Security, whether now existing or hereafter created, or any interest therein, and the Seller will defend the right, title and interest of the Buyer, the Issuer and the Indenture Trustee in, to and under such Receivables and the Related Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

          (ii) Floorplan Financing Agreements and Guidelines. The Seller will comply with and perform its servicing obligations with respect to the Accounts and the Receivables in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Buyer, the Issuer, the Noteholders or any Series Enhancers. Subject to compliance with all Requirements of Law, the Seller, in its capacity of Servicer, may change the terms and provisions of the Floorplan Financing Agreement or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon) only if such change would be permitted pursuant to Section 3.01(d) of the Transfer and Servicing Agreement.

          (iii) Account Allocations. If the Seller is unable for any reason to sell Receivables to the Buyer, then the Seller will allocate, after the occurrence of such event, payments on each related Account in accordance with the terms of the Transfer and Servicing Agreement.

          (iv) Delivery of Collections. If the Seller or any Affiliate thereof receives payments in respect of the Receivables, the Seller will pay or cause to be paid to the Servicer or any Successor Servicer all such payments as soon as practicable after receipt, but in no event later than two Business Days after receipt.

          (v) Notice of Liens. The Seller will notify the Buyer, the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Receivable sold by the Seller other than the Liens permitted under the Transaction Documents.

          (vi) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to it.

     Section 2.05.  Designation of Additional Accounts.

     (a) The Seller may from time to time offer to designate additional Eligible Accounts as Accounts, subject to the conditions specified in paragraph (b) below. If any such offer is accepted by the Buyer, Receivables and the Related Security arising in connection with such Additional Accounts will be sold to the Buyer effective on a date (the "Addition Date") specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Buyer and any Series Enhancers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the second Business Day but not more than the 30th day before the related Addition Date (the "Notice Date").

     (b) The Seller will be permitted to sell to the Buyer the Receivables and all Related Security in any Additional Accounts designated by the Seller as such pursuant to Section 2.05(a) only upon satisfaction of each of the following conditions on or before the related Addition Date:

          (i)  the Seller has provided the Buyer with a timely Addition Notice;

          (ii) the Seller has delivered to the Buyer a duly executed written assignment (including an acceptance by the Buyer) in substantially the form of Exhibit A (the "Assignment"), along with the applicable Additional Account Schedule in accordance with Section 2.01(e)(iii);

          (iii) the Seller has delivered to the Servicer all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

          (iv)  the Seller has represented and warranted that:

               (A) each such Additional Account is an Eligible Account as of the Additional Cut-Off Date;

               (B) no selection procedures reasonably believed by the Seller to be adverse to the interests of the Buyer, the Noteholders or any Series Enhancers were used in selecting such Additional Accounts;

               (C) the Additional Account Schedule delivered pursuant to clause (ii) above is true and correct in all material respects as of the Additional Cut-Off Date;

               (D) as of each of the Notice Date and the Addition Date, the Seller is not insolvent nor will be made insolvent by such sale and it is not aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

               (E) the addition of the Receivables arising in connection with such Additional Accounts will not, in the reasonable belief of the Seller, cause an Amortization Event to occur;

          (v) the Seller has delivered to the Buyer an Opinion of Counsel with respect to the Receivables in the Additional Accounts substantially in the form of Exhibit C; and

          (vi) the Seller has delivered to the Buyer an Officer's Certificate confirming, to the best of such officer's knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (v) above. The Buyer may conclusively rely on such Officer's Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

     (c) The Seller hereby represents and warrants on each applicable Addition Date as to the matters set forth in clause (iv) of Section 2.05(b). These representations and warranties will survive the sale and assignment of the respective Receivables and the Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering the breach will give prompt written notice to the other party and to any Series Enhancers. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.

     Section 2.06.  Addition of Interests in Other Floorplan Assets.

     Subject to the satisfaction of the Rating Agency Condition, the Seller may from time to time enter into an Asset Supplement to this Agreement with the Buyer for the purpose of providing such amendments or additional provisions necessary to permit the Seller to sell its interests in Other Floorplan Assets to the Buyer.

                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 3.01. Acceptance of Appointment and Other Matters Relating to Servicer.

     (a) The Seller agrees to act as the Servicer under this Agreement and the Transfer and Servicing Agreement, and the Buyer consents to the Seller acting as the Servicer. The Seller will have ultimate responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Transfer and Servicing Agreement.

     (b) The Servicer will service and administer the Receivables in accordance with the provisions of the Transfer and Servicing Agreement, the Indenture and Indenture Supplements.

     Section 3.02.  Servicing Compensation.

     As full compensation for its servicing activities hereunder and under the Transfer and Servicing Agreement, the Servicer is entitled to receive the Servicing Fee on each Distribution Date. The Servicing Fee will be paid in accordance with the terms of the Transfer and Servicing Agreement, the Indenture and Indenture Supplements.

                                  ARTICLE IV

                       OTHER MATTERS RELATING TO SELLER

     Section 4.01. Merger or Consolidation of, or Assumption, of Obligations of Seller.

     The Seller may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

          (i) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Buyer, the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Buyer and the Indenture Trustee, the performance of every covenant and obligation of the Seller hereunder;

          (ii) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, has delivered to the Buyer, the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (B) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and (C) all conditions precedent herein provided for relating to such transaction have been complied with; and

          (iii) the Rating Agency Condition has been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

     Section 4.02.  Seller Indemnification of Buyer.

     The Seller will indemnify and hold harmless the Buyer, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by the Buyer by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement or arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant hereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury of the Buyer resulting from acts, omissions or alleged acts or omissions that constitute fraud, gross negligence or willful misconduct by the Buyer; and, provided, further, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury with respect to any United States federal, state or local income or franchise taxes or the Michigan Single Business tax (or any interest or penalties with respect thereto) required to be paid by the Buyer in connection herewith to any taxing authority. Any indemnification under this Article IV survives the termination of this Agreement.

                                  ARTICLE V

                                  TERMINATION

     Section 5.01.  Termination of Agreement.

     This Agreement will terminate immediately after the legal existence of the Issuer terminates pursuant to the Trust Agreement. In addition, the Buyer will immediately cease purchasing Receivables and the Seller will immediately cease selling Receivables and will designate no Additional Accounts following the occurrence of an Insolvency Event with respect to the Seller. The Seller will give prompt written notice to each of the Buyer, the Owner Trustee and the Indenture Trustee immediately following the occurrence of an Insolvency Event. Notwithstanding any cessation of the sale of Receivables to the Buyer following an Insolvency Event, Receivables sold to the Buyer before the occurrence of an Insolvency Event and Collections in respect of such Receivables will continue to be property of the Buyer available for transfer by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement.

                                  ARTICLE VI

                           INTERCREDITOR PROVISIONS

     Section 6.01.  Nonfloorplan Agreements Between Seller and Dealer.

     (a) With respect to a Dealer that is the obligor under Receivables that have been or will be sold to the Buyer hereunder, the Seller may be or become a lender to such Dealer under an agreement or arrangement (a "Nonfloorplan Agreement") other than a Floorplan Financing Agreement pursuant to which the Seller (either directly, or as assignee of the originator of the Account) has been granted a security interest in the same collateral (the "Common Collateral") in which the Floorplan Financing Agreement for such Dealer creates a security interest, which Common Collateral may include the same Vehicle (the "Common Vehicle Collateral") in which such Floorplan Financing Agreement creates a security interest. The Common Collateral other than the related Common Vehicle Collateral is referred to herein as the "Common Non-Vehicle Collateral."

     (b) The Seller agrees that with respect to each Receivable of each such Dealer (i) the security interest in such Common Vehicle Collateral granted to the Seller pursuant to any Nonfloorplan Agreement is junior and subordinate to the security interest created by the related Floorplan Financing Agreement,
(ii) the Seller has no legal right to realize upon such Common Vehicle Collateral or exercise its rights under the Nonfloorplan Agreement in any manner that is materially adverse to the Buyer, the Issuer or the Noteholders in respect of the Common Vehicle Collateral until all required payments in respect of such Receivable under the Floorplan Financing Agreement have been paid and (iii) in realizing upon such Common Vehicle Collateral, neither the Buyer nor the Issuer will have any obligation to protect or preserve the rights of the Seller in such Common Vehicle Collateral.

     (c) The Buyer agrees that with respect to each Receivable of each such Dealer (i) the security interest in such Common Non-Vehicle Collateral created by the Floorplan Financing Agreement and hereby assigned to the Buyer is junior and subordinate to the security interest therein created by the Nonfloorplan Agreement, (ii) the Buyer has no legal right to realize upon such Common Non-Vehicle Collateral or exercise its rights under the Floorplan Financing Agreement in any manner that is materially adverse to the Seller until all required payments in respect of the obligation created or secured by the Nonfloorplan Agreement have been made and (iii) in realizing on such Common Non-Vehicle Collateral, the Seller has no obligation to protect or preserve the rights of the Buyer or the Issuer in such Common Non-Vehicle Collateral. The Transfer and Servicing Agreement will provide that the Issuer is subject to the preceding sentence.

     (d) If the Seller in any manner assigns or transfers any rights under, or any obligation evidenced or secured by, a Nonfloorplan Agreement, the Seller will make such assignment or transfer subject to the provisions of this
Article VI and require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Article VI and to agree that it will require the same acknowledgment from any subsequent assignee or transferee.

                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     Section 7.01.  Amendment.

     (a) This Agreement may be amended from time to time by the Seller and the Buyer without the consent of any Noteholder; provided that such amendment does not adversely affect in any material respect the interests of any Noteholder. The absence of any material adverse effect may be evidenced by (i) satisfaction of the Rating Agency Condition or (ii) an Opinion of Counsel for the Seller, addressed and delivered to the Owner Trustee and the Indenture Trustee.

     (b) This Agreement may also be amended from time to time by the Buyer and the Seller with the consent of the Holders of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of all materially adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed with the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholders without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Notes of such Series or Class evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Notes of such Series or Class. Any amendment to be effected pursuant to this paragraph will be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action will not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series.

     (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Seller will furnish notification of the substance of such amendment to each Noteholder, each Series Enhancer and each Rating Agency.

     (d) If the Noteholders are required to consent to any proposed amendments pursuant to this Section, such Noteholders need not consent to or approve the particular form of such amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders is subject to such reasonable requirements as the Indenture Trustee prescribes.

     (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement that would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

     Section 7.02.  Protection of Right, Title and Interest to Receivables.

     (a) The Seller will cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer's right, title and interest to the Receivables and Related Security to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder. The Seller will deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer will cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

     (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of the UCC as in effect in the applicable jurisdiction, the Seller will give the Buyer notice of any such change and file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

     (c) The Seller will give the Buyer prompt written notice of any relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain its principal executive office within the United States of America.

     (d) The Seller will deliver to the Buyer: (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit B; (ii) on each Addition Date on which any Additional Accounts are to be designated as Accounts pursuant to Section 2.05, an Opinion of Counsel substantially in the form of Exhibit C.

     Section 7.03.  Limited Recourse.

     Notwithstanding anything to the contrary contained herein, the obligations of the Buyer hereunder will not be recourse to the Buyer (or any person or organization acting on behalf of the Buyer or any Affiliate, officer or director of the Buyer), other than to (a) the amount by which the Net Adjusted Pool Balance on any date of determination exceeds the Required Pool Balance and (b) any other assets of the Buyer not pledged to third parties or otherwise encumbered in a manner permitted by the Buyer's organizational documents; provided, however, that any payment by the Buyer made in accordance with this Section will be made only after payment in full of any amounts that the Seller is obligated to deposit into the Collection Account pursuant to this Agreement; and, provided, further, that the Noteholders will be entitled to the benefits of the subordination of the Collections allocable to the Transferor Interest to the extent provided in the Indenture Supplements.

     Section 7.04.  No Petition.

     The Seller hereby covenants and agrees that it will not at any time institute against the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     Section 7.05.  Governing Law.

     THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 7.06.  Notices.

     All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have duly given if personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record and followed by first class mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses indicated in the Transfer and Servicing Agreement. All notices are effective on receipt.

     Section 7.07.  Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders.

     Section 7.08.  Assignment.

     Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Seller without the prior consent of the Buyer and the Indenture Trustee. The Buyer may assign its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Transfer and Servicing Agreement and the Issuer may pledge its assigned rights, remedies, powers and privileges under this Agreement to the Indenture Trustee pursuant to the Indenture.

     Section 7.09.  Further Assurances.

     The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

     Section 7.10.  No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 7.11.  Counterparts.

     This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

     Section 7.12.  Third-Party Beneficiaries.

     This Agreement will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the holders of the Transferor Interest and any Series Enhancers and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 7.13.   Merger and Integration.

     Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

     Section 7.14.  Headings.

     The headings herein are for purposes of reference only and are not intended to otherwise affect the meaning or interpretation of any provision hereof.

     IN WITNESS WHEREOF, the Seller and the Buyer have caused this Receivables Purchase Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.


                                 FORD MOTOR CREDIT COMPANY,
                                 as Seller


                                 By __________________________________________
                                 Name:
                                 Title:



                                 [FORD CREDIT AUTO RECEIVABLES CORPORATION]
                                 [FORD CREDIT AUTO RECEIVABLES LLC],
                                 as Buyer


                                 By __________________________________________
                                 Name:
                                 Title:

                                                                     Exhibit A

           FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.05
                      of Receivables Purchase Agreement)

     This ASSIGNMENT NO. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of [________ __, 200_], is by and between FORD MOTOR CREDIT COMPANY, as Seller, and [FORD CREDIT AUTO RECEIVABLES CORPORATION] [FORD CREDIT AUTO RECEIVABLES LLC], as Buyer, pursuant to the Receivables Purchase Agreement referred to below.

                                   RECITALS

     A. The Seller and the Buyer are parties to a Receivables Purchase Agreement, dated as of [________ __, 200_] (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement").

     B. Pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts as Accounts and to sell the Receivables and Related Security arising in connection with such Additional Accounts, whether now existing or hereafter created, to the Buyer, to be further transferred to the Issuer and pledged to the Indenture Trustee.

     C. The Buyer is willing to accept such designation and sale subject to the terms and conditions hereof.

     The Seller and the Buyer hereby agree as follows:

                            STATEMENT OF AGREEMENT

     1. Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein:

          "Addition Date" means, with respect to the Additional Accounts designated hereby, __________, 20__.

     2. Designation of Additional Accounts. The Seller hereby delivers herewith an Additional Account Schedule specifying for each such Additional Account, as of the Additional Cut-Off Date, its account number and the aggregate amount of Principal Receivables of such Account.

     3. Sale of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Receivables Purchase Agreement), to the Buyer, on the Addition Date all of its right, title and interest in, to and under the Receivables arising in connection with such Additional Accounts and all Related Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, Ford or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers or Ford.

     In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper, payment intangibles, general intangibles or accounts (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or before the Addition Date. The Buyer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Assignment be sales.

     In connection with such sale, the Seller further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the Receivables and the Related Security: (A) have been sold or assigned, as the case may be, to the Buyer pursuant to this Assignment, then (B) transferred by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and any Series Enhancers.

     4. Acceptance by Buyer. Subject to the satisfaction of the conditions set forth in Section 2.05(b) of the Receivables Purchase Agreement, the Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, sold to the Buyer pursuant to
Section 3 of this Assignment. The Buyer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the Additional Account Schedule described in Section 2 of this Assignment.

     5. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Buyer, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

          (i) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Assignment.

          (ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

          (iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Assignment and the consummation of the transactions provided for or contemplated by this Assignment.

          (iv) No Conflict. The Seller's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

          (v) No Violation. The Seller's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

          (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Assignment, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's income, single business or franchise tax systems.

          (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

          (viii) Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (ix) Valid Sale. This Assignment constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Related Security and the proceeds thereof and upon the filing of the financing statements described in
     Section 3 of this Assignment and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in such property.

     7. Ratification of Agreement. As supplemented by this Assignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment is to be read, taken and construed as one and the same instrument.

     8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together will constitute one and the same instrument.

     9. Governing Law. THIS ASSIGNMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Assignment to be duly executed by their respective duly authorized officers as of the day and year first above written.


                                 FORD MOTOR CREDIT COMPANY,
                                 as Seller


                                 By __________________________________________
                                 Name:
                                 Title:



                                 [FORD CREDIT AUTO RECEIVABLES CORPORATION]
                                 [FORD CREDIT AUTO RECEIVABLES LLC],
                                 as Buyer


                                 By __________________________________________
                                 Name:
                                 Title:

                                                                     Exhibit B
                          FORM OF OPINION OF COUNSEL

                      (As required by Section 7.02(d)(i)
                      of Receivables Purchase Agreement)

     (a) The Amendment to the Receivables Purchase Agreement, attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally from time to time in effect. The enforceability of the Seller's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b) The Amendment has been entered into in accordance with the terms and provisions of Section 7.01 of the Receivables Purchase Agreement.

     (c) The Amendment will not adversely affect in any material respect the interests of the Noteholders. [Include this clause (c) only in the case of amendments effected pursuant to Section 7.01(a) of the Receivables Purchase Agreement.]

                                                                     Exhibit C

                          FORM OF OPINION OF COUNSEL

            (Provisions to be included in Opinion of Counsel to be
                   delivered pursuant to Section 7.02(d)(ii)
                      of Receivables Purchase Agreement)*

     The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the opinion of counsel to Ford Motor Credit Company (the "Seller") delivered on any Closing Date, as well as any others deemed appropriate at the time of delivery. Capitalized terms used but not defined herein are used as defined in the Receivables Purchase Agreement, dated as of [______ __, 2000_] (the "Receivables Purchase Agreement"), between [Ford Credit Auto Receivables Corporation] [Ford Credit Auto Receivables LLC], as buyer (the "Buyer"), and the Seller.

     [The Assignment has been duly authorized, executed and delivered by the Seller, and constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.]

     Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, either Floorplan Financing Agreements or Sales and Service Agreements, such Receivables will constitute "chattel paper" as defined under Section 9-____ of the UCC.

     Assuming the Receivables [in the Additional Accounts] are created under, and are evidenced solely by, the Sale and Assignment Agreement between Ford Motor Company and the Seller, such Receivables will constitute "general intangibles," "payment intangibles," "accounts" or "chattel paper" as defined under Section 9-____ of the UCC.

     With respect to Receivables [in the Additional Accounts] in existence on the date hereof and with respect to Receivables [in the Additional Accounts] that come into existence after the date hereof, upon the creation of such Receivables and the subsequent sale of such Receivables to the Buyer free and clear of any Liens in accordance with the Receivables Purchase Agreement and receipt by the Seller of the consideration therefor required pursuant to the Receivables Purchase Agreement, a bankruptcy court having jurisdiction over the Seller (i) would not be entitled to compel the turnover of such Receivables or the proceeds thereof to the Seller under Section 542 of the Bankruptcy Code and (ii) would not be entitled to treat such Receivables or the proceeds thereof as assets included in the estate of the Seller pursuant to Section 541 of the Bankruptcy Code or subject to the automatic stay provision of Section 362(a) of the Bankruptcy Code.

______________
o Include bracketed language only in the case of the designation of Additional Accounts pursuant to Section 2.05 of the Receivables Purchase Agreement